Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the annual Report of OptimizeRx Corp (the “Company”) on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (the “Report”), I, Stephen Silvestro, Chief Executive Officer of the Company, and I, Edward Stelmakh, Chief Financial & Strategy Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Stephen Silvestro
Name:	Stephen Silvestro
Title:	Chief Executive Officer, Principal Executive Officer
Date:	March 12, 2026

By:	/s/ Edward Stelmakh
Name:	Edward Stelmakh
Title:	Chief Financial & Strategy Officer, Principal Financial Officer and Principal Accounting Officer
Date:	March 12, 2026
This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.